UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.
On April 28, 2016, Investors Bancorp, Inc. (the “Company”) issued a press release reporting its financial results for the first quarter ended March 31, 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01	Regulation FD Disclosure.
On April 28, 2016, the Company announced its Board of Directors declared its quarterly cash dividend of $0.06 per share. This announcement was included as part of the press release announcing financial results for the quarter ended March 31, 2016 issued by the Company on April 28, 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 8.01	Other Events.
On April 28, 2016, the Company announced that its Board of Directors approved the third share repurchase program which authorizes the repurchase of an additional 10% of the Company's outstanding shares of common stock, or approximately 31 million shares. The new repurchase program will commence immediately upon completion of the second repurchase plan.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 28, 2016, by Investors Bancorp, Inc., announcing first quarter financial results and cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: May 2, 2016	By:	/s/ Sean Burke
Sean Burke
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 28, 2016, by Investors Bancorp, Inc., announcing first quarter financial results and cash dividend.